                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 related to United HealthCare Corporation's merger with Humana Inc. of our report dated February 12, 1998 incorporated by reference in United HealthCare Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
June 1, 1998